    As filed with the Securities and Exchange Commission on August 27, 1997
                                               Registration No. 333-
                                                                    -----------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                    FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                       PROVIDENT BANKSHARES CORPORATION
 (exact name of registrant as specified in its certificate of incorporation)

           MARYLAND                                       52-1519642
 (state or other jurisdiction of               (IRS Employer Identification No.)
 incorporation or organization)



                           114 EAST LEXINGTON STREET
                          BALTIMORE, MARYLAND 21202
                                (410) 281-7000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

             CITIZENS SAVINGS BANK F.S.B. 1986 STOCK OPTION PLAN
       FIRST CITIZENS FINANCIAL CORPORATION DIRECTORS STOCK OPTION PLAN
        FIRST CITIZENS FINANCIAL CORPORATION EMPLOYEE STOCK OPTION PLAN
                           (Full Title of the Plans)

                                                    COPIES TO:
CARL W. STEARN                                      MARY SJOQUIST, ESQ.
CHAIRMAN AND CHIEF EXECUTIVE OFFICER                MARC LEVY, ESQ.
PROVIDENT BANKSHARES CORPORATION                    MULDOON, MURPHY & FAUCETTE
114 EAST LEXINGTON STREET                           5101 WISCONSIN AVENUE, N.W.
BALTIMORE, MARYLAND 21202                           WASHINGTON, DC  20016
(410) 281-7000                                      (202) 362-0840
(Name, address, including zip code, and telephone number, including area code, of agent for service)

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

 If any of the securities being registered on this Form are to be offered on a delayed or continuous  basis pursuant to Rule 415 under the
            Securities Act of 1933, check the following box. / X /
                                                             ----

===========================================================================================================
   Title of each Class of      Amount to be    Proposed Purchase     Estimated Aggregate    Registration
Securities to be Registered    Registered(1)   Price Per Share(2)       Offering Price          Fee
-----------------------------------------------------------------------------------------------------------
        Common Stock           183,150 Shares       $12.089               $4,922,021           $1,492
      $1.00 par value          82,360 Shares
                               141,622 Shares


============================================================================================================


(1) Represents the total number of shares  currently  reserved or available  for issuance together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Citizens  Savings Bank F.S.B. Stock Option Plan, First Citizens Financial
    Corporation Directors' Stock Option Plan and the First Citizens Financial Corporation Employee Stock
    Option  Plan, respectively, (in the aggregate, the "Plans") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Provident Bankshares Corporation pursuant to 17 C.F.R. ss.230.416(a).
(2) Determined by a weighted average exercise price of the options previously granted to date under the Plans.


THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SS.230.462.
Number of Pages:  14
Exhibit Index on Page 10

PROVIDENT BANKSHARES CORPORATION

PART I     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The documents containing the information for the Provident Bankshares Corporation ("Provident", the "Company" or the "Registrant") offer and sale of its Common Stock ($1.00 par value) pursuant to the Plans required by
Part I of the Registration Statement will be sent or given to the participants in the Plans as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed or to be filed with the SEC by Provident (File No. 0-16421) are incorporated by reference in this Registration Statement:

      1. Provident's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (SEC File No., 0-16421) filed on March 7, 1997 (the "1996 Provident Form 10-K").

      2. Provident's Quarterly Report on Forms 10-Q (SEC File No. 0-16421) for the quarters ended March 31, 1997 and June 30, 1997, filed on May 13, 1997 and August 8, 1997, respectively.

      3.    Provident's Current Report on Form 8-K, dated March 18, 1997.

      4. The description of Provident Common Stock and Provident Class A Preferred Stock ("Provident Class A Preferred Stock") and Preferred Share Purchase Rights set forth in Provident's registration statements filed by Provident pursuant to Section 12 of the Exchange Act including any amendment or report filed for purposes of updating any such description.

      5. The portions of Provident's Proxy Statement for the Annual Meeting of Stockholders held on April 16, 1997 that have been incorporated by reference in the 1996 Provident Form 10-K.

      6. All  documents  filed by the  Registrant  pursuant to Section 13(a) and
(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

       Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

      The common stock to be offered pursuant to the Plans has been registered pursuant to Section 12 of the Exchange Act. Accordingly, a description of the common stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      None

      The consolidated financial statements of Provident and subsidiaries as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, included in the 1996 Provident Form 10-K incorporated by reference into this Registration Statement, have been incorporated by reference herein in reliance upon the report of Coopers & Lybrand L.L.P., independent auditors, included in the 1996 Provident Form 10-K and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

      The validity of the Common Stock offered hereby has been passed upon by Muldoon, Murphy & Faucette, Washington, DC, for the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Provident's Bylaws provide that Provident shall indemnify, to the fullest extent permitted by law, all persons who may be indemnified pursuant to the Maryland General Corporation Law ("MGCL").

      Section 2-418 of the MGCL permits indemnification of any director or officer with respect to any proceedings unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was either committed in bad faith or the result of active or deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of criminal proceedings, the director or officer had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgements, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with the proceedings; provided, however, that if the proceeding is won by, or in the right of, the corporation, indemnity is permitted only for reasonable expenses and not with respect to any proceeding in which the director shall have been adjudged to be liable to the corporation. The termination of any proceeding by judgment, order or settlement does not create a presumption that the director did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by conviction, or plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgement, creates a rebuttable presumption that the director or officer did not meet that standard of conduct.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant, the Registrant has been informed that in the opinion of the Commission that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  LIST OF EXHIBITS.

      The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

4.1 Certificate of Incorporation of Provident Bankshares Corporation filed as an Exhibit to the Company's Registration Statement on Form S-3, filed with the SEC on August 18, 1994 (SEC File No. 33-73162) and incorporated herein by reference.

4.2 Bylaws of Provident Bankshares Corporation as amended filed as an Exhibit to the Company's 1994 Form 10-K, filed with the SEC on February 17, 1995 (SEC File No. 0-16421) and incorporated herein by reference.

4.3 Amended and Restated Agreement and Plan of Merger, as amended and restated as of July 14, 1997, by and between Provident Bankshares Corporation and First Citizens Financial Corporation is included as Annex A to the Joint Proxy Statement/Prospectus which is part of the Registration Statement on Form S-4 of the Registrant filed with the SEC on July 15, 1997 (333-31337).

4.4 Rights Agreement, previously filed and incorporated by reference to Provident Bankshares Corporation's Annual Report on Form 10-K for the year ended December 31, 1994 (SEC File No. 0-16421).

5.0 Opinion of Muldoon, Murphy & Faucette as to the legality of the Common Stock registered hereby.

23.1 Consent of Muldoon, Murphy & Faucette (contained in the opinion included as Exhibit 5).

23.2   Consent of Coopers & Lybrand L.L.P.

24.0   Power of Attorney (Located on signature page)

ITEM 9.   UNDERTAKINGS

     (a)   The undersigned Registrant hereby undertakes:
           (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                 (i) Include any Prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) Reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                 (iii) Include  any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

           (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities registered that remain unsold at the termination of the Offering.

      (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CONFORMED
                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Provident Bankshares Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Baltimore, State of Maryland, on the 25th day of August, 1997.


                                    PROVIDENT BANKSHARES CORPORATION



                                    By:   /s/ Carl W. Stearn
                                          --------------------------------------
                                          Carl W. Stearn
                                          Chairman of the Board and
                                          Chief Executive Officer


      Each person whose individual signature appears below hereby makes, constitutes and appoints Carl W. Stearn to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, including any and all post-effective amendments.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name                          Title                         Date
----                          -----                         ----


/s/ Carl  W. Stearn           Chairman of the Board and     August 25, 1997
----------------------------  Chief Executive Officer
Carl W. Stearn


/s/James R. Wallis            Executive Vice President      August 25, 1997
----------------------------  (Principal Financial Officer)
James R. Wallis


/s/ R. Wayne Hall             Treasurer (Principal          August 25, 1997
----------------------------  Accounting Officer)
R. Wayne Hall


/s/ Robert B. Barnhill, Jr.   Director                      August 25, 1997
----------------------------
Robert B. Barnhill, Jr.

/s/ Melvin A. Bilal           Director                      August 25, 1997
----------------------------
Melvin A. Bilal


/s/ Dr. Calvin W. Burnett     Director                      August 25, 1997
----------------------------
Dr. Calvin W. Burnett


/s/ Ward B. Coe, III          Director                      August 25, 1997
----------------------------
Ward B. Coe, III


/s/ Charles W. Cole, Jr.      Director                      August 25, 1997
----------------------------
Charles W. Cole, Jr.


                              Director                      August 25, 1997
----------------------------
M. Jenkins Cromwell, Jr.


/s/ Pierce B. Dunn            Director                      August 25, 1997
----------------------------
Pierce B. Dunn


                              Director                      August 25, 1997
----------------------------
Enos K. Fry


                              Director                      August 25, 1997
----------------------------
Herbert W. Jorgensen


/s/ Mark K. Joseph            Director                      August 25, 1997
----------------------------
Mark K. Joseph


/s/ Barbara B. Lucas          Director                      August 25, 1997
----------------------------
Barbara B. Lucas


/s/ Peter M. Martin           Director                      August 25, 1997
----------------------------
Peter M. Martin

                              Director                      August 25, 1997
----------------------------
Frederick W. Meier, Jr.


/s/ Sister Rosemarie Nassif   Director                      August 25, 1997
----------------------------
Sister Rosemarie Nassif


/s/ Francis G. Riggs          Director                      August 25, 1997
----------------------------
Francis G. Riggs


                              Director                      August 25, 1997
----------------------------
Sheila K. Riggs

                                  EXHIBIT INDEX


Exhibit                                   Method of                Sequentially
  No.        Description               Filing/Location             Numbered Page
  ---        -----------               ---------------             -------------

  4.1      Certificate of          Incorporated by reference             --
           Incorporation of        to Exhibits to the Company's
           Provident               Registration Statement on
           Bankshares              Form S-3, filed with the
           Corporation             SEC on August 18, 1994 (SEC
                                   File No. 33-73162).

  4.2      Bylaws of Provident     Incorporated by reference             --
           Bankshares              to Exhibits to the Company's
           Corporation             1994 Form 10-K, file with
                                   the SEC on February 17, 1995
                                   SEC File No. 0-16421).

  4.3      Provident Bankshares    Incorporated by reference to          --
           Corporation and First   Exhibits to the Company's
           Citizens Financial      1997 Form S-4, filed with the
           Corporation Agreement   SEC on July 15, 1997 (SEC File
           and Plan of Merger      No. 333-31337).

  4.4      Rights Agreement        Incorporated by reference             --
                                   to Provident Bankshares
                                   Corporation's Annual Report on
                                   Form 10-K for the year ended
                                   December 31,1 94 (SEC File No.
                                   0-16421).

  5.0      Opinion of Muldoon,     Filed herewith.                       11
           Murphy & Faucette

  23.1     Consent of Muldoon,     Located in Exhibit                    --
           Murphy & Faucette       5 herewith.

  23.2     Consent of Coopers &    Filed herewith.                       13
           Lybrand L.L.P.

  24.0     Power of Attorney       Located on signature page.            --

